UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 12, 2013

Horizon Bancorp
(Exact Name of Registrant as Specified in Its Charter)

Indiana	000-10792	35-1562417
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 Franklin Square, Michigan City, Indiana		46360
(Address of Principal Executive Offices)		(Zip Code)

(219) 879-0211
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 12, 2013, Horizon Bancorp (“Horizon”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) providing for Horizon’s acquisition of SCB Bancorp, Inc., a Michigan corporation through a statutory merger. Pursuant to the Merger Agreement, SCB will merge with and into Horizon, with Horizon surviving the merger (the “Merger”), and Summit Community Bank, a Michigan-chartered bank and wholly owned subsidiary of SCB, will merge with and into the wholly owned bank subsidiary of Horizon, Horizon Bank, N.A. (“Horizon Bank”), with Horizon Bank as the surviving bank. The Merger Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The boards of directors of each of Horizon and SCB have approved the Merger and the Merger Agreement. Subject to the approval of the Merger by SCB’s shareholders, regulatory approvals and other closing conditions, the parties anticipate completing the Merger during the second quarter of 2014.

In connection with the Merger, each SCB shareholder who holds at least 100 shares of SCB common stock will receive fixed consideration of 0.4904 shares of Horizon common stock (the “Exchange Ratio”) for each share of SCB common stock and $5.15 in cash. SCB shareholders holding fewer than 100 shares will receive fixed consideration of $16.35 per share in cash and will not receive any shares of Horizon common stock. Based on Horizon’s November 12, 2013 closing price of $21.43 per share as reported on the NASDAQ Global Market, the transaction value is estimated at $18.4 million.

All of the members of the board of directors of SCB and Summit Bank have entered into a voting agreement pursuant to which they have agreed to vote their shares of SCB common stock in favor of the Merger. The voting agreement is attached as Exhibit 5.01 to the Merger Agreement. Subject to certain terms and conditions, the board of directors of SCB has agreed to recommend the approval and adoption of the Merger to the SCB shareholders and will solicit proxies voting in favor of the Merger from SCB’s shareholders.

The Merger Agreement contains representations, warranties and covenants of Horizon and SCB including, among others, covenants that require (i) SCB to conduct its business in the ordinary course during the period between the execution of the Merger Agreement and the effective time of the Merger or earlier termination of the Merger Agreement and (ii) SCB not to engage in certain kinds of transactions during such period. SCB has also agreed not to (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, enter into discussions or negotiations or provide confidential information in connection with any proposals for alternative business combinations.

The Merger Agreement also provides for certain termination rights for both Horizon and SCB, and further provides that upon termination of the Merger Agreement under certain circumstances, SCB will be obligated to pay Horizon a termination fee of $700,000. Also, SCB may terminate the agreement, unless Horizon elects to increase the Exchange Ratio pursuant to the formula specified in the Merger Agreement, if, during the five-day period following the receipt of all approvals and consents necessary for consummation of the Merger, both the average daily closing sales prices of a share of Horizon common stock during the fifteen consecutive trading days before the date of receipt of the approvals and consents is less than $17.46 and the decline in Horizon’s share price is at least twenty percent greater than the corresponding price decline in the SNL Midwest Bank Index.

As noted above, consummation of the Merger is subject to various conditions, including (i) receipt of the requisite approval of the shareholders of SCB, (ii) receipt of regulatory approvals, (iii) absence of any law or order prohibiting the closing, (iv) effectiveness of the registration statement to be filed by Horizon with the Securities and Exchange Commission (“SEC”) with respect to the Horizon common stock to be issued in the Merger, and (v) SCB’s Consolidated Shareholders’ Equity as of the end of the last day of the month prior to the effective time of the Merger, after certain adjustments prescribed by the Merger Agreement have been made, shall not be less than $15,358,000. In addition, each party’s obligation to consummate the Merger is subject to certain other conditions, including the accuracy of the representations and warranties of the other party and compliance of the other party with its covenants in all material respects.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01

A copy of the joint press release of Horizon and SCB issued on November 13, 2013, announcing the execution of the Merger Agreement, is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Cautionary Statement Regarding Representations and Warranties

The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, and are subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Horizon, or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Horizon’s public disclosures.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act giving Horizon’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements.

In addition to factors previously disclosed in Horizon’s reports filed with the SEC, the following factors among others, could cause actual results to differ materially from forward-looking statements or historical performance: ability to obtain regulatory approvals and meet other closing conditions to the merger, including approval by SCB’s shareholders, on the expected terms and schedule; delay in closing the merger; difficulties and delays in integrating Horizon’s and SCB’s businesses or fully realizing cost savings and other benefits; business disruption following the merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of Horizon’s products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms, including those associated with the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Additional Information

In connection with the proposed merger, Horizon will file with the SEC a Registration Statement on Form S-4 that will include a Proxy Statement of SCB and a Prospectus of Horizon, as well as other relevant documents concerning the proposed transaction.

INVESTORS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

The proxy statement/prospectus and other relevant materials (when they become available), and any other documents Horizon has filed with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents Horizon has filed with the SEC by contacting Mary McColl or Dona Lucker, Shareholder Relations Officers, 515 Franklin Square, Michigan City, Indiana 46360, telephone: (219) 874-9272 or on Horizon’s website at www.accesshorizon.com under the tab “Investor Relations” and then under the heading “Information Requested.” The information available through Horizon’s website is not and shall not be deemed part of this press release or incorporated by reference into other filings Horizon makes with the SEC. This report does not constitute an offer of any securities for sale.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated November 12, 2013, by and between Horizon Bancorp and SCB Bancorp, Inc.

99.1	Joint press release issued on November 13, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: November 12, 2013	Horizon Bancorp

	By:	/s/ Mark E. Secor
Mark E. Secor, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description	Location

2.1	Agreement and Plan of Merger, dated November 12, 2013, by and between Horizon Bancorp and SCB Bancorp, Inc.*	Attached

99.1	Joint press release issued on November 13, 2013	Attached

* Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. Horizon agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.